Prospectus Supplement filed pursuant to Rule 424(b)(3)

FOR ALL NEW JERSEY INVESTORS

SUPPLEMENT DATED SEPTEMBER 5, 2012
TO THE PROSPECTUS DATED AUGUST 20, 2012
OF
ATEL GROWTH CAPITAL FUND 8, LLC

The Fund’s Prospectus is hereby supplemented as set forth herein. This supplement is a part of and must be accompanied by the Fund’s Prospectus dated August 20, 2012.  Terms not otherwise defined herein have the meaning defined in the Prospectus.

FOR NEW JERSEY INVESTORS:

The Prospectus, under the caption "Who Should Invest - Additional State Suitability Requirements," provides the following suitability requirement for New Jersey investors.

"New Jersey investors must have either (i)  a Net Worth of at least $100,000 plus at least $100,000 of gross annual income, or (ii) a Net Worth of at least $500,000."

The Prospectus is hereby supplemented to add the following additional suitability requirement for New Jersey investors:

"If you are a resident of New Jersey, your investment may not exceed 10% of your liquid Net Worth."